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                                                                    Exhibit 23.2


                            INDEPENDENT AUDITOR'S CONSENT


    We consent to the incorporation by reference in the registration statement on Form S-2 of Premier Parks Inc. of our report dated October 11, 1996, with respect to the financial statements of The Great Escape as of October 31, 1995 and 1994 and the related statements of operations, stockholders' equity and cash flows for each of the years in the years then ended, which report appears in the registration statement on Form S-2 (No. 333-16573) of Premier Parks Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.



                             KPMG Peat Marwick LLP

Oklahoma City, Oklahoma
January 27, 1997